UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________________
FORM 8-K
__________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)
December 1, 2020
___________________________________________________
RENT-A-CENTER, INC.
(Exact name of registrant as specified in charter)
 ___________________________________________________

Delaware	001-38047	45-0491516
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
5501 Headquarters Drive
Plano, Texas 75024
(Address of principal executive offices and zip code)
(972) 801-1100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	RCII	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 1, 2020, the Board of Directors (the “Board”) of Rent-A-Center, Inc. (the “Company”) approved and adopted amendments to the Company’s Bylaws (the “Bylaws”). The amendments, among other things:
•clarify that the Board may determine that meetings of stockholders may be held by remote communication;
•articulate the Board’s authority to postpone, reschedule or cancel a meeting of stockholders that had previously been scheduled by the Board;
•provide that business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of meeting;
•clarify that the number of nominees by a stockholder seeking to nominate persons for election to the Board under the advance notice provision may not exceed the number of directors to be elected at the meeting;
•articulate the requirements for setting a record date for a meeting of stockholders and for purposes of certain other lawful actions;
•clarify that, for the election of directors under the majority voting standard, abstentions and broker non-votes are not counted as a vote cast “for” or “against” an election;
•clarify that the voting standard for all matters submitted to the stockholders is the affirmative vote of the holders of a majority of the votes entitled to be cast by stockholders who are represented at the meeting and entitled to vote on the matter unless a different or minimum vote is required by the Certificate of Incorporation of the Company, the Bylaws, the rules and regulations of any stock exchange applicable to the Company, or any law or regulation applicable to the Company or its securities, in which case such different or minimum vote shall be the applicable vote on the matter;
•provide for who will preside over meetings of stockholders and clarify the authority of the Board and the chairman of the meeting of stockholders in connection with the conduct of meetings of stockholders, including that the chairman of the meeting has the authority to convene, adjourn or recess any meeting of stockholders;
•provide that whenever stockholders are required to deliver a document or information to the Company, such document or information shall be in writing exclusively and shall be delivered exclusively by hand or by certified or registered mail, return receipt requested;
•provide that any action of the Board shall be approved by at least a majority of the directors present at a meeting so long as there is a quorum present;
•provide that any action of the Executive Committee, if any, shall be approved by a least a majority of the members of the committee present at a meeting so long as there is a quorum present;
•permit, in the absence or disqualification of a member of a committee of the Board, the member or members thereof present at any meeting and not disqualified from voting, whether or not a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member of the committee;
•provide that the determination regarding whether a Change of Control (as defined in the Bylaws) has occurred (for purposes of identifying the party that shall make a determination with respect to an Indemnitee’s entitlement to indemnification) will be made immediately prior to the time the determination as to an Indemnitee’s entitlement to indemnification is made;
•include an emergency bylaw that is applicable in an emergency, disaster or catastrophe or similar event referenced in Section 110 of the General Corporation Law of the State of Delaware (the “DGCL”); and
•provide that, unless the Company consents in writing to the selection of an alternative forum, (i) the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for certain intracorporate matters and (ii) the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act of 1933, as amended.
The amendments to the Bylaws include other changes intended to clarify and conform various provisions of the Bylaws to the DGCL and to other provisions of the Bylaws.
The foregoing summary of the amendments does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws. A copy of the Amended and Restated Bylaws is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibit is being filed herewith:

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Rent-A-Center, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date:	December 4, 2020	By:	/s/ Bryan J. Pechersky
Bryan J. Pechersky
EVP, General Counsel and Secretary